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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated:

          a) March 5, 2002 for our audit of the consolidated and combined financial statements of Valero L.P., formerly Shamrock Logistics, L.P. and Valero Logistics Operations, L.P., formerly Shamrock Logistics Operations, L.P. (successor to the Ultramar Diamond Shamrock Logistics Business), (collectively, the Partnerships) as of December 31, 2001 and 2000 (successor), and for the year ended December 31, 2001 and the six months ended December 31, 2000 (successor) and the related combined statements of income, cash flows, partners' equity/net parent investment for the six months ended June 30, 2000 and the year ended December 31, 1999 (predecessor);

          b) April 12, 2002 for our audit of the Wichita Falls Crude Oil Pipeline and Storage Business as of December 31, 2001 and 2000, and the related statements of income, cash flows and changes in net parent investment for each of the three years in the period ended December 31, 2001; and

          c) May 14, 2002 for our audit of the consolidated and combined financial statements of Valero L.P., formerly Shamrock Logistics, L.P. and Valero Logistics Operations, L.P., formerly Shamrock Logistics Operations, L.P. (successor to the Ultramar Diamond Shamrock Logistics Business), (collectively, the Partnerships) as of December 31, 2001 (restated) and 2000 (successor), and for the year ended December 31, 2001 and the six months ended December 31, 2000 (successor) and the related combined statements of income, cash flows, partners' equity/net parent investment for the six months ended June 30, 2000 and the year ended December 31, 1999 (predecessor);

and to all references to our firm included in or made a part of this registration statement.

It should be noted that we have not audited, or performed a review in accordance with standards established by the American Institute of Certified Public Accountants of, any financial statements of Valero L.P. or the Wichita Falls Crude Oil Pipeline and Storage Business as of any date or for any period subsequent to December 31, 2001.

                                                         /s/ Arthur Andersen LLP

San Antonio, Texas
June 3, 2002